Exhibit 99.28(d.3)

EXHIBIT E

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA HORIZON FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name: John G. Davis
Title: President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By: IronBridge Capital GP, Inc., its general partner

By:
Name: Christopher Faber
Title: President

Exhibit E to Investment Advisory Agreement

EXHIBIT F

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA SKYLINE FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name: John G. Davis
Title: President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By: IronBridge Capital GP, Inc., its general partner

By:
Name: Christopher Faber
Title: President

Exhibit F to Investment Advisory Agreement